SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2006
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7573 (Commission File Number)	73-0618660 (I.R.S. Employer Identification No.)
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
(Address of principal executive offices, including zip code)
(281) 406-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 18, 2006, Parker Drilling Company, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc. in connection with an underwritten public offering (the “Offering”) of 8,900,000 shares of the Company’s common stock. Pursuant to the Underwriting Agreement, the Company has also granted the underwriter a 30-day option to purchase up to an additional 1,335,000 shares of common stock of the Company if the underwriter sells more than 8,900,000 shares in the Offering. The shares of common stock to be sold in the Offering have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s existing shelf registration statement (File No. 333-131066). The closing of the Offering is expected to occur on January 23, 2006, subject to satisfaction of customary closing conditions.
     The Company expects the net proceeds from the Offering to be approximately $99.9 million, after deducting underwriting discounts and commissions, but before the estimated expenses of the Offering. If the underwriter exercises its option to purchase additional shares in full, the Company estimates that the net proceeds from such exercise will be approximately $114.9 million, after deducting underwriting discounts and commissions, but before the estimated expenses of the Offering. The Company intends to use the net proceeds of the Offering, together with cash on hand, to (i) invest approximately $50 million in its rental tools subsidiairy, Quail Tools, L.P., to enable it to expand and open new rental facilities to facilitate its ability to service customers operating in the domestic and international land and offshore oil and gas drilling business; (ii) construct two new land rigs for an estimated total cost of $40 million for utilization in international markets; and (iii) construct one new deep drilling barge rig for approximately $35 million for utilization in the transition zones of the U.S. Gulf of Mexico.
     Neither this Current Report on Form 8-K, nor the press release included as an exhibit hereto, constitutes an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 18, 2006, by and between Parker Drilling Company and Lehman Brothers Inc.

99.1	Press release dated January 18, 2006

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY
Dated: January 18, 2006	By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 18, 2006, by and between Parker Drilling Company and Lehman Brothers Inc.

99.1	Press release dated January 18, 2006